EXHIBIT 99.1

Lexaria Bioscience Engages Investor Relations and Capital Markets Advisory Firm for its Shareholder Communications Program

KELOWNA, BC / June 29, 2020 / Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the "Company" or "Lexaria"), a global innovator in drug delivery platforms, announced it has retained IRTH Communications, LLC (“IRTH”) to provide investor relations and communications services to the Company in compliance with regulatory guidelines.

Lexaria looks forward to enhancing its general investor relations services and fulfillment of corporate materials to investors by increasing its interaction with investment professionals, including research analysts, stockbrokers, advisors, institutional funds and family offices.

IRTH is being engaged for an initial one-year contract and will receive US $7,500 per month and is being issued 347,222 restricted common shares of the Company at a deemed price of US$0.288 each, subject to certain approvals, for its base services with additional fees possible for additional services.

About Lexaria

Lexaria Bioscience Corp. is a global innovator in drug delivery platforms. Its patented DehydraTECH™ drug delivery technology changes the way Active Pharmaceutical Ingredients enter the bloodstream, promoting healthier ingestion methods, lower overall dosing, and higher effectiveness for lipophilic active molecules. DehydraTECH increases bio-absorption, reduces time of onset, and masks unwanted tastes for orally administered bioactive molecules, including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine, and other molecules. Lexaria has licensed DehydraTECH to multiple companies in the cannabis industry for use in cannabinoid beverages, edibles and oral products and to a world-leading tobacco producer for the development of smokeless, oral-based nicotine products. Lexaria operates a licensed in-house research laboratory and holds a robust intellectual property portfolio with 16 patents granted and over 60 patents pending worldwide. For more information, please see www.lexariabioscience.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Bioscience Corp.
Chris Bunka, CEO
(250) 765-6424

Forward-Looking Statements

Statements in this release concerning Lexaria’s future expectations and plans, including, without limitation, the use of proceeds from the offering, financial needs of the Company and potential uplisting onto a national stock exchange may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place undue reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although Lexaria believes that the expectations reflected in the forward-looking statements are reasonable, Lexaria cannot guarantee such outcomes. Lexaria may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in Lexaria’s most recent Annual Report on Form 10-K and Lexaria’s other filings made with the SEC. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as Lexaria’s current plans, estimates, and beliefs. Lexaria cannot guarantee future results, events, levels of activity, performance or achievements. Lexaria does not undertake, and specifically declines, any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.